UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

COMSovereign Holding Corp.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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COMSOVEREIGN HOLDING CORP.

5000 Quorum Drive
Suite 400
Dallas, Texas 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2021

Dear Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of COMSovereign Holding Corp., a Nevada corporation (the “Company”), to be held on Friday, June 25, 2021, at 3:30 p.m., Eastern Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/COMS2021, where you will be able to listen to the meeting live, submit questions and vote. As always, we encourage you to vote your shares prior to the Annual Meeting.

You are being asked to vote on the following matters:

1.      To elect the seven nominees for director named in the accompanying proxy statement, each to hold office until next year’s Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.      To approve an amendment to the Company’s 2020 Long-Term Incentive Plan, or the 2020 Plan, to increase the number of shares of common stock authorized for issuance under the 2020 Plan by 5,000,000 shares. We refer to this proposal as the “Equity Incentive Plan Proposal” or “Proposal 2.”

3.      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/COMS2021. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 28, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting
to Be Held on Friday, June 25, 2021 at 3:30 p.m., Eastern Time via live webcast at
www.virtualshareholdermeeting.com/COMS2021.

The proxy statement and annual report to shareholders
are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Kevin M. Sherlock
Kevin M. Sherlock General Counsel and Secretary

Dallas, Texas

May 3, 2021

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

COMSOVEREIGN HOLDING CORP.
5000 Quorum Drive
Suite 400
Dallas, Texas 75254

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2021

Our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of COMSovereign Holding Corp., a Nevada corporation (sometimes referred to as “we,” “us,” the “Company” or “COMSovereign”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/COMS2021, on Friday, June 25, 2021, at 3:30 p.m., Eastern Time, and any adjournment or postponement thereof. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 3, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials.

Only stockholders of record at the close of business on April 28, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 70,757,378 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting for ten days before the Annual Meeting during normal business hours at our address above. The stockholder list will also be available online during the Annual Meeting at www.virtualshareholdermeeting.com/COMS2021.

Our Annual Report on Form 10-K for the year ended December 31, 2020, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2020, accompanies this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 3, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Where and when is the Annual Meeting?

The Annual Meeting will be held on Friday, June 25, 2021, at 3:30 p.m., Eastern Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•        Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/COMS2021. The webcast will begin at 3:15 p.m., Eastern Time.

•        Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•        Stockholders may also submit questions no earlier than 15 minutes prior to the beginning of the webcast for the Annual Meeting by logging in to www.virtualshareholdermeeting.com/COMS2021 and entering the 16-digit control number included on the Notice or proxy card.

•        To enter the meeting, please have your 16-digit control number, which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

•        Instructions on how to connect to and participate in the Annual Meeting via the internet are posted at www.virtualshareholdermeeting.com/COMS2021.

We recommend that you log in a few minutes before 3:30 p.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The information on our website is not incorporated by reference into this proxy statement or our Annual Report on Form 10-K for the year ended December 31, 2020.

If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your Notice or your proxy card in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only-you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet are posted at www.virtualshareholdermeeting.com/COMS2021.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 28, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 70,757,378 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2021 your shares were registered directly in your name with our transfer agent, ClearTrust, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You can attend the Annual Meeting and vote your shares on all items to be considered at the Annual Meeting by finding the 16-digit control number on the voting instruction form.

What am I voting on?

There are two matters scheduled for a vote:

• Proposal 1:

Election of the directors named herein, each to hold office until next year’s annual meeting of stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal; and

• Proposal 2:

Approval of an amendment to the Company’s 2020 Long-Term Incentive Plan, or the 2020 Plan, to increase the number of shares of common stock authorized for issuance under the 2020 Plan by 5,000,000 shares.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.

•        VOTE BY INTERNET:    To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 24, 2021 to be counted.

•        VOTE BY PHONE:    To vote over the telephone, dial toll-free 800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 24, 2021 to be counted.

•        VOTE BY PROXY CARD:    To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        VOTE DURING MEETING:    To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/COMS2021, starting at 3:15 p.m., Eastern Time, on Friday, June 25, 2021.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received the Notice containing voting instructions from that organization rather than from COMSovereign. You can attend the Annual Meeting and vote your shares on all items to be considered at the Annual Meeting by finding the 16-digit control number on the voting instruction form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Director Election Proposal and “For” the Long-Term Incentive Plan Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1 or Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to: General Counsel and Secretary of COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254.

•        You may vote during the Annual Meeting which will be hosted via the Internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by January 3, 2022, to: General Counsel and Secretary of COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, dealer or other agent by the deadline provided in the materials you receive from your brokerage firm, bank, dealer or other agent.

How are votes counted?

Each share of our common stock you own entitles you to one vote. The Notice and proxy card indicates the number of shares of our common stock you owned at the close of business on April 28, 2020. The inspector of elections will count votes for the meeting and will separately count “For” and “Against” votes, abstentions and broker non-votes.

With respect to Proposal 1, the Director Election Proposal, stockholders do not affirmatively vote “Against” nominees. Instead, if you do not want to elect a particular nominee, you should choose to “Withhold” a vote in favor of the applicable nominee for Director and the inspector of elections will count each “Withhold” for each nominee.

Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Abstentions will have no effect on Proposal 1. For Proposal 1 and Proposal 2, broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total.

How many votes are needed to approve each proposal?

•        For the Director Election Proposal, the seven nominees receiving the most “For” votes from the holders of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withhold” will affect the outcome.

•        The approval of the 2020 Long-Term Incentive Plan Proposal will require “For” votes from the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the subject matter. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the record date, there were 70,757,378 shares outstanding and entitled to vote. Thus, the holders of 35,378,690 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

Election of Directors

The seven nominees for election as directors are set forth below. All nominees will be elected for a one-year term that will expire at the 2022 Annual Meeting of Stockholders. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified.

The Board presently has seven members: Daniel L. Hodges, John E. Howell, David Aguilar, Richard J. Berman, Brent M. Davies, Kay Kapoor and James A. Marks. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each director up for re-election was recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Hodges, Mr. Howell, Mr. Aguilar, Mr. Berman, Mr. Davies, Ms. Kapoor and Mr. Marks. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each of the nominees for election to the Board has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to the effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that nominee should he or she continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following table sets forth, for the director nominees, their ages and position/office held with us as of the date of this proxy statement. The directors’ ages are as of April 28, 2021.

Name	Age	Position/Office Held With COMSovereign
Daniel L. Hodges	55	Chairman of the Board and Chief Executive Officer
John E. Howell	51	President and Director
David Aguilar	65	Director
Richard J. Berman(1)(2)(3)	78	Director
Brent M. Davies(1)(2)(3)	72	Director
Kay Kapoor(1)	57	Director
James A. Marks(2)(3)	68	Director

____________

(1)      Member of the Compensation Committee of the Board (the “Compensation Committee”).

(2)      Member of the Audit Committee of the Board (the “Audit Committee”).

(3)      Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Daniel L. Hodges was appointed our Chairman and Chief Executive Officer upon the closing of our acquisition of COMSovereign Corp. on November 27, 2019. Prior to joining our company, beginning in January 2019, Mr. Hodges was the Chief Executive Officer and co-founder of COMSovereign Corp. In 2016, prior to his tenure with COMSovereign Corp., Mr. Hodges co-founded Transform-X, Inc., the former owner of our DragonWave-X and Lextrum subsidiaries, and served as Chairman from 2016 to January 2019. Mr. Hodges also founded and served as Chief Executive Officer of Medusa Scientific LLC, a science and engineering research and development company (“Medusa”). When one of Medusa’s technologies showed commercial promise, he made the decision to spin it off and formed TM Technologies, Inc., a ‘sister-company,’ in 2013 to commercialize the proprietary modulation technology owned by Medusa. He continues to serve as Board Chairman and Chief Executive Officer of TM Technologies, Inc. We believe Mr. Hodges has an extraordinary business development mind-set, strong investigative research experience and deep experience within both the commercial sector and the U.S. Department of Defense and related areas. In addition to his commercial successes, Mr. Hodges served for 26 years as a military member, rising to the rank of Lieutenant Colonel and spending his last 18 years in service as a senior flight instructor with the Air National Guard. Mr. Hodges retired from the military in September 2014. In addition, Mr. Hodges holds multiple U.S. patents as inventor, including a “Method and System for a Grass Roots Intelligence Program” along with numerous radar and communications and radar related technologies. As an author, he wrote and published a volume titled “Future Span” covering current and future U.S. energy paradigms. As the founder and leader of multiple enterprises, he has built organizations from inception that included subsidiaries covering focus areas of aerospace, marine, communications and scientific research and development. Our Nominating and Corporate Governance Committee and Board believe that Mr. Hodges broad business experience and his experience as the chief executive officer of our company qualifies him to serve on our board of directors.

John E. Howell was appointed our President and as a director of our company upon the closing of our acquisition of COMSovereign Corp. on November 27, 2019. Prior to assuming these roles, beginning in January 2019, Mr. Howell was Secretary and a director of COMSovereign Corp. Prior to his tenure with COMSovereign Corp., Mr. Howell co-founded Transform-X, Inc., the former owner of our DragonWave-X and Lextrum subsidiaries, and served as its Chief Executive Officer from 2016 to January 2019. Since November 2015, Mr. Howell also has held senior roles within TM Technologies, Inc., including as President of TM Global, LLC. Prior to joining TM Global, Mr. Howell was a co-founder of the Willowdale Family of boutique advisory companies. Mr. Howell is also an active leader with a number of national non-profits, particularly in the fields of children’s health and veterans’ affairs. Mr. Howell currently serves as a member of the National Board of Directors of the Muscular Dystrophy Association. Mr. Howell also serves as President and director of The Rip Van Winkle Foundation, the New York-based Foundation funded largely with proceeds from the estate of late New York Yankee, Henry “Lou” Gehrig and his wife Eleanor. Previously, Mr. Howell served the U.S. government in a variety of uniformed and civilian capacities worldwide for the United States Army and Central Intelligence Agency. Mr. Howell is both Airborne and Ranger Qualified. Mr. Howell is a Fulbright Scholar and alumnus of Davidson

College. Our Nominating and Corporate Governance Committee and Board believe that Mr. Howell’s broad business experience and his experience as a senior executive officer of our company and of several of our subsidiaries qualifies him to serve on our board of directors.

David Aguilar was appointed to our board of directors on January 9, 2017. On September 4, 2019, following the demise of our former Chairman and Chief Executive Officer, Jay Nussbaum, Mr. Aguilar was appointed Chairman of the board and served in such capacity until the closing of our acquisition of COMSovereign Corp. at which time Mr. Aguilar resigned as Chairman of our Board but remained a director of our company. Since March 2013, Mr. Aguilar has been a principal at Global Security Innovation Strategies, LLC. In April 2010, Mr. Aguilar became Deputy Commissioner of U.S. Customs and Border Protection (“CBP”) and, from December 2011 until his retirement in March 2013, he served as acting Commissioner of CBP. From July 2004 to January 2010, he served as Chief of the U.S. Border Patrol within the CBP. As Acting Commissioner of CBP, Mr. Aguilar took the helm of a workforce of 60,000 agents, officers and other personnel with responsibility for strategic planning and oversight of an annual budget of nearly $12 billion. Mr. Aguilar is a recipient of the 2005 President’s Meritorious Excellence Award, and in 2008, was a recipient of the Presidential Rank Award. Prior to joining the CBP, Mr. Aguilar held a variety of operational and administrative positions within the U.S. Border Patrol since entering duty in June 1978. Mr. Aguilar holds an Associate Degree in Accounting from Laredo Community College and attended Laredo State University and the University of Texas at Arlington. He is a graduate of the Senior Executive Fellows program at Harvard University’s John F. Kennedy School of Government. Our Nominating and Corporate Governance Committee and Board believe that Mr. Aguilar’s government and management experience qualifies him to serve on the board of directors.

Richard J. Berman was appointed to our board of directors upon the closing of our acquisition of COMSovereign Corp. on November 27, 2019. Mr. Berman’s business career spans over 35 years of venture capital, senior management, and merger and acquisitions experience. In the past five years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. Mr. Berman currently serves on the board of the following public companies: Advaxis Inc., BioVie Inc., Cuentas Inc., and Cryoport Inc. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; he created the largest battery company in the world, in the 1980’s, by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); he helped create SoHo, the lower Manhattan neighborhood in NYC, by developing five buildings; and he advised on over $4 billion M&A transactions, completing over 300 deals. Mr. Berman is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law. Our Nominating and Corporate Governance Committee and Board believe that Mr. Berman’s extensive leadership experience in the management of technology companies as well as his financial expertise and significant experience in mergers and acquisitions qualifies him to serve on our board of directors.

Brent M. Davies was appointed to our board of directors upon the closing of our acquisition of COMSovereign Corp. on November 27, 2019. Mr. Davies is a partner in his accounting practice in Salt Lake City, Utah. He has previously served as Chief Financial Officer of Patient Central Technologies, Inc. and Chief Executive Officer of Robison, Hill & Co. Mr. Davies graduated from the University of Utah with a B.S. in Marketing and a B.S. in Management. After serving as a manager at S. S. Kresge Co. (K-Mart), he returned to school and received a B.S. in Accounting and an MBA (accounting option) from the University of Wyoming. He is a Certified Management Accountant and has CPA certificates from California, Nevada, Utah and Wyoming. He has had more than 45 years of diversified public accounting, industry and teaching experience, including national accounting firm auditing experience; serving as a controller of a small privately-owned company; serving on the board of directors of several small public and private companies; and participating in accounting and marketing research projects that resulted in two of the articles that he wrote being published in national magazines. During his career in public accounting, he has been involved with various oil and gas, coal, gold, silver, phosphate, sand and gravel mining companies as a consultant, tax preparer, auditor (well over 300 audits) and in financial statement preparation. He has also served on the board of directors for two mining companies. He has taught various tax and accounting courses at the University of Wyoming and has been a frequent speaker at seminars and workshops sponsored by professional, civic and private groups. Our Nominating and Corporate Governance Committee and Board believe that Mr. Davies’ extensive financial expertise and significant experience in public company financial leadership qualifies him to serve on our board of directors.

Kay Kapoor joined our board of directors upon the closing of the Prior Offering in January 2021. Since January 2018, Ms. Kapoor has been the Chief Executive Officer of Arya Technologies, an advisory and consulting firm that provides expertise in technology and telecommunication for government, public and private clients. From January 2013 to October 2017, Ms. Kapoor was the Executive Vice President and President of AT&T’s Global Public Sector organization, a $15 billion segment of its business that provides technology and communications solutions to government and education customers across federal, state, local and international markets. From January 2011 to October 2012, Ms. Kapoor served as chairman and Chief Executive Officer of Accenture Federal Services (AFS), a wholly-owned subsidiary of Accenture LLC. From November 1990 to October 2010, she was employed at Lockheed Martin Corporation where she led complex organizational units and government relations. She ultimately served as Vice President of Lockheed Martin’s $4 billion, 13,000-employee Information Systems & Global Solutions Civil unit. Ms. Kapoor is the recipient of numerous industry awards, including the Stevie Award for Woman of the Year in Business Services, the Women in Technology Leader Award, the prestigious Janice K. Mendenhall Spirit of Leadership Award, the FCW Fed100 Award and the Asian American Engineer of the Year Award. Ms. Kapoor has a seat on the Dean’s Council at Johns Hopkins University. Ms. Kapoor earned a master’s degree in business from Johns Hopkins University complemented by executive programs at MIT and Harvard University and earned her bachelor’s degree in information systems from the University of Maryland. Our Nominating and Corporate Governance Committee and Board believe that Ms. Kapoor’s significant experience across the technology, telecommunications and defense markets, including expertise in government programs, mergers and acquisitions, sales and marketing, and telecom technology qualifies her to serve on our board of directors.

James A. Marks was appointed to our Board of Directors upon the closing of our acquisition of COMSovereign on November 27, 2019. James A. “Spider” Marks is the President of The Marks Collaborative, an advisory firm dedicated to the development and transformation of corporate leaders and their organizations. He has led business ventures that included entrepreneurial efforts in education, energy, information technology, and primary research. General Marks spent over 30 years in the United States Army holding every command position from infantry platoon leader to commanding general. Significantly, in industry he was responsible for creating, training and managing a company that staffed over 10,000 linguists in Iraq generating annual revenues of over $700 million in less than a year. He has led large multinational organizations and universities within NATO, the European Union, Korea, Southeast Asia, and the Middle East. General Marks is a published author, routine guest speaker, leader and senior advisor for multiple corporations, and has been an on-air military and intelligence analyst to CNN. In governmental relations, he prepared and presented testimonies for intelligence, armed services, and appropriations committees of both houses of the U.S. Congress. He is an Honor Graduate of the U.S. Army’s Ranger School and a member of the Military Intelligence Hall of Fame. General Marks has a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, NY and a Master of Arts degree in Foreign Affairs from the University of Virginia. Our Nominating and Corporate Governance Committee and Board believe that Mr. Marks’ extensive leadership experience as well as his significant experience in government relations and contracting qualifies him to serve on the board of directors.

Proposal 2

APPROVAL OF AMENDMENT TO THE 2020 LONG-TERM INCENTIVE PLAN

In April 2021, the Board approved, subject to stockholder approval, amendments to the COMSovereign Holding Corp. 2020 Long-Term Incentive Plan, or the 2020 Plan. The 2020 Plan was originally adopted by our stockholders on May 6, 2020. In this proposal, our stockholders are being asked to approve the 2020 Plan, as amended, or the Amended 2020 Plan, which contains the following material change to the 2020 Plan:

•        an increase to the number of shares of common stock authorized for issuance under the 2020 Plan by 5,000,000 shares.

Why We Are Asking Our Stockholders to Approve the Amended 2020 Plan

Equity awards have been historically and, we believe, will continue to be, an integral component of our overall compensation program for our employees and directors. Currently, we maintain the 2020 Plan to grant stock options and other forms of equity-based awards to our employees, directors and consultants. The Amended 2020 Plan will provide us with the shares necessary to continue to grant equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and directors and to provide incentives for such persons to exert maximum efforts for our success.

We believe it is critical for our long-term success that the interests of our employees and directors are tied to our success as “owners” of our business. The equity incentive programs we have in place are intended to build stockholder value by attracting and retaining talented employees and directors. We believe we must continue to offer competitive equity compensation packages in order to retain and motivate the talent necessary for our continued growth and success. We carefully monitor the equity compensation and equity holdings of our employees, directors and consultants as well as the type of equity awards we grant to ensure these awards continue to provide incentives for the recipients to work towards our success. Stock options have been the primary component of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to build stockholder value.

We believe that the shares currently available for grant under the 2020 Plan will be insufficient to meet our anticipated retention and recruiting needs, our expected growth and hiring needs and our ability to offer equity incentives to new hires that are consistent with our historical equity incentives. We expect to experience targeted growth in personnel as we progress our business. As of April 28, 2021, no shares remained available for future grant under the 2020 Plan and outstanding stock awards (which consisted solely of stock options awards) covered a total of 3,333,334 shares.

The increased number of shares we are seeking under the Amended 2020 Plan will enable us to have a competitive equity incentive program to retain and motivate our key employees and other service providers and, to the extent necessary, recruit top talent as necessary to execute on our business plan.

The Size of Our Share Request Is Reasonable and We Manage Our Equity Award Use Carefully

We continue to believe that equity incentive awards such as stock options are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our officers and non-employee directors. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program.

We have managed our long-term stockholder dilution by limiting the number of equity incentive awards granted. The Board and the Compensation Committee of the Board, or the Compensation Committee, monitors our stock award burn rate and dilution, among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board’s or Compensation Committee’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward and retain employees, consultants and directors based on our business plan and anticipated grants.

As of April 28, 2021, the record date for the Annual Meeting, the per-share closing price of our common stock as reported on the Nasdaq Capital Market was $2.51, and there were 70,757,378 shares of our common stock outstanding. As of the record date, the 5,000,000 new shares we are asking for under the Amended 2020 Plan represent approximately 5.9% of our common stock issued and outstanding and issuable upon the exercise of currently-exercisable outstanding options and warrants and outstanding convertible debt and approximately 5.7% of our common stock calculated on a fully-diluted basis and including for the purposes of such calculation: (i) the vesting and exercise, in full, of all outstanding stock awards and (ii) the exercise, in full, of all outstanding warrants to purchase common stock (disregarding any exercise limitations contained therein). If our stockholders do not approve this Proposal 2, we strongly believe we will be unable to successfully use equity as part of our compensation program, as most of our competitors in the industry do, putting us at a significant disadvantage and compromising our ability to enhance stockholder value. Therefore, we believe that approval of this request is in the best interest of our stockholders and our company.

If this Proposal 2 is approved by our stockholders, the Amended 2020 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the Amended 2020 Plan will not become effective, and the 2020 Plan will continue to be effective in accordance with its current terms.

Description of the Amended 2020 Plan

The material features of the Amended 2020 Plan are outlined below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2020 Plan. Capitalized terms used in the description of the Amended 2020 Plan and not defined have the meanings set forth in the 2020 Amended Plan. Stockholders are urged to read the actual text of the Amended 2020 Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix 1.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The Amended 2020 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under the Amended 2020 Plan, or the Share Reserve, will not exceed 8,333,334 shares, which is the sum of (i) 5,000,000 new shares, plus (ii) 3,333,334 shares originally added to the Share Reserve in connection with our adoption of the 2020 Plan.

The following shares of our common stock, or collectively, the 2020 Plan Returning Shares, will also become available again for issuance under the Amended 2020 Plan: (i) any shares subject to a stock award granted under the Amended 2020 Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the Amended 2020 Plan that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award granted under the Amended 2020 Plan that are forfeited back to or repurchased by us because of a failure to vest; and (iv) any shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Eligibility

All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the Amended 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2020 Plan only to our (including our affiliates’) employees.

As of April 28, 2021, we (including our affiliates) had 120 employees, 38 consultants and five non-employee directors.

Administration

The Amended 2020 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2020 Plan to a committee. Our Board has delegated concurrent authority to administer the Amended 2020 Plan to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.

Subject to the terms of the Amended 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2020 Plan.

Under the Amended 2020 Plan, the Plan Administrator has the authority to effect, with the consent of any adversely affected participant, the reduction of the exercise, purchase, or strike price of any outstanding award; the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, and/or other consideration; or any other action that is treated as a repricing under generally accepted accounting principles.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Stock Options

Stock options may be granted under the Amended 2020 Plan pursuant to stock option agreements. The Amended 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2020 Plan may not be less than 100% of the fair market value of our common stock on the date of grant, or 110% of fair market value of our common stock in the case of incentive stock option grants to any 10% owner of our common stock.

The term of stock options granted under the Amended 2020 Plan may not exceed ten years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s death or disability. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2020 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. The term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or, unless otherwise provided in a participant’s stock option agreement, if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2020 Plan will be determined by the Plan Administrator and may include payment by cash, certified check, bank draft or money order payable to us or, if permitted by the Compensation Committee in its sole discretion, by delivery of shares of common stock satisfying such requirements as the Compensation Committee shall establish, or through such other mechanism as the Compensation Committee shall permit, in its sole discretion.

Stock options granted under the Amended 2020 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•        the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•        the term of the ISO must not exceed five years from the date of grant..

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s past or future services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Performance Awards

A performance unit award is an award of units (with each unit representing such monetary amount as is designated by the Plan Administrator in the award agreement) granted to a participant, subject to such terms and conditions as the Plan Administrator deems appropriate, including, without limitation, the requirement that the participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

Participants receiving an award of performance units shall only earn into and be entitled to payment in respect of such Awards if we and/or the participant achieves certain performance goals during and in respect of a performance period. The performance goals and the performance period shall be established by the Plan Administrator, in its sole discretion. The Plan Administrator shall establish performance goals for each performance period prior to, or as soon as practicable after, the commencement of such performance period. The Plan Administrator shall also establish a schedule or schedules for performance units setting forth the portion of the award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the relevant performance period. In setting performance goals, the Plan Administrator may use, but shall not be limited to, such measures as total stockholder return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Plan Administrator, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Plan Administrator (in its sole discretion). During any performance period, the Plan Administrator shall have the authority to adjust the performance goals and/or the performance period in such manner as the Plan Administrator, in its sole discretion, deems appropriate at any time and from time to time.

With respect to each performance unit, the participant shall, if the applicable performance goals have been achieved, or partially achieved, as determined by the Plan Administrator in its sole discretion, by us and/or the participant during the relevant performance period, be entitled to receive payment in an amount equal to the designated value of each performance unit times the number of such units so earned. Payment in settlement of earned performance units shall be made as soon as practicable following the conclusion of the respective performance period in cash, in unrestricted common stock, or in restricted shares, or in any combination thereof, as the Plan Administrator, in its sole discretion, shall determine and provide in the relevant award agreement.

Performance units may be granted alone or in addition to any other awards under the Amended 2020 Plan. Subject to the terms of the Amended 2020 Plan, the Plan Administrator shall determine the number of performance units to be granted to a participant and the Plan Administrator may impose different terms and conditions on any particular performance units granted to any participant.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2020 Plan. Subject to the terms of the Amended 2020 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with any clawback policy adopted and/or modified from time to time by the Board, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Changes in Capitalization and Other Matters

The existence of the Amended 2020 Plan, any award agreement and/or the awards granted thereunder shall not limit, affect or restrict in any way the right or power of the Board or our stockholders to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the our or any subsidiary’s capital structure or our business, (b) any merger, consolidation or change in the ownership of our company or any of our subsidiaries, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting our or any our subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of our company or any of our subsidiaries, (e) any sale or transfer of all or any part of our or any of our subsidiary’s assets or business, or (f) any other corporate act or proceeding by our company or any subsidiary of our company. No participant, beneficiary or any other person shall have any claim against any member of the Plan Administrator, our company or any of our subsidiaries, or any employees, officers, stockholders or agents of our company or any of our subsidiaries, as a result of any such action.

In the event that the Plan Administrator determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of our company, or other corporate transaction or event affects the common stock such that an adjustment is determined by the Plan Administrator, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Amended 2020 Plan, the Plan Administrator may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of common stock or other securities of our company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of shares of common stock or other securities of our company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price with respect to any stock option, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

If we enter into or are involved in any merger, consolidation or change in the ownership of our company, the Plan Administrator may take such action as it deems appropriate, including, but not limited to, replacing such stock options with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected stock options or stock appreciation rights granted hereunder as of the date of the consummation of the merger, consolidation or change in the ownership of our company. Notwithstanding anything to the contrary in the Amended 2020 Plan, if any merger, consolidation or change in the ownership of our company occurs, we shall have the right, but not the obligation, to cancel each participant’s stock options and/or stock appreciation rights and to pay to each affected participant in connection with the cancellation of such participant’s stock options and/or stock appreciation rights, an amount equal to the excess of the fair market value, as determined by the Plan Administrator, of the common stock underlying any unexercised stock options or stock appreciation rights (whether then exercisable or not) over the aggregate exercise price of such unexercised stock options and/or stock appreciation rights. In the case of any stock option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the merger event, the Plan Administrator may cancel the stock option or stock appreciation right without the payment of consideration therefor.

Upon receipt by any affected participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such merger event, such participant’s affected stock options and/or stock appreciation rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected participant.

Plan Amendments and Termination

The Plan Administrator may amend, modify, suspend or terminate the Amended 2020 Plan at any time. No awards may be granted during any period that the Board suspends the 2020 Plan. However, except as otherwise provided in the Amended 2020 Plan or an award agreement, no amendment or termination of the Amended 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s written consent. We will obtain stockholder approval of any amendment to the Amended 2020 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2020 Plan after the tenth anniversary of the date the 2020 Plan was adopted by the Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2020 Plan. The Amended 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Non-statutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to or greater than the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

However, Section 162(m) provides a reliance period exception for corporations that became publicly held on or before December 20, 2019, pursuant to which the deduction limit under Section 162(m) does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m), this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) pursuant to the Tax Cuts and Jobs Act.

In addition, prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for (i) the reliance period exception under Section 162(m) or (ii) the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Plan Administrator, no assurance can be given that any compensation paid by us will qualify for the reliance period exception under Section 162(m) or will be eligible for such transition relief and be deductible by us in the future. However, stock awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the reliance period exception or the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Although the Plan Administrator will continue to consider tax implications as one factor in determining executive compensation, the Plan Administrator also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our company and its stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Plan Administrator also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.

Awards Granted Under the 2020 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2020 Plan as of April 28, 2021.

2020 Plan

Name and Position	Number of Shares
Daniel H. Hodges Chief Executive Officer	1,650,000
John E. Howell President	362,000
Martin R. Wade III Chief Financial Officer	43,537
Dr. Dustin McIntire Chief Technology Officer	109,089
Harold “Bud” Patterson Chief Operating Officer	43,537
Brian M. Kelly Executive Vice President for Business Development	—
Kevin M. Sherlock General Counsel and Secretary	250,000
All current executive officers as a group (seven persons)	2,458,163
All current directors who are not executive officers as a group (five persons)	—
Each nominee for election as a director (seven persons)
Daniel H. Hodges	1,650,000
John E. Howell	362,000
David Aguilar	—
Richard J. Berman	—
Brent M. Davies	—
Kay Kapoor	—
James A. Marks	—
Each associate of any director, executive officer or nominee	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group (one person)	33,334

New Plan Benefits under Amended 2020 Plan

The following table sets forth the benefits or amounts that will be received by or allocated to each of the individuals and groups indicated below under the Amended 2020 Plan, if the Amended 2020 Plan is approved by our stockholders and such benefits or amounts are determinable.

New Plan Benefits under Amended 2020 Plan

	Granted		To Be Granted
Name and Position	Dollar Value(2)	Number of Shares	Dollar Value	Number of Shares
Daniel H. Hodges Chief Executive Officer	$368,600	200,000	(1)	(1)
John E. Howell President	368,600	200,000	(1)	(1)
Martin R. Wade III Chief Financial Officer	196,211	106,463	(1)	(1)
Dr. Dustin McIntire Chief Technology Officer	259,699	140,911	(1)	(1)
Harold “Bud” Patterson Chief Financial Officer	196,211	106,463	(1)	(1)
Brian M. Kelly Executive Vice President for Business Development	—	—	(1)	(1)
Kevin M. Sherlock General Counsel and Secretary	—	—	(1)	(1)
All current executive officers as a group (seven persons)	1,389,321	753,837	(1)	(1)
All current directors who are not executive officers as a group (five persons)	1,889,075	1,025,000	(1)	(1)
Each nominee for election as a director (seven persons)
Daniel H. Hodges	368,600	200,000	(1)	(1)
John E. Howell	368,600	200,000	(1)	(1)
David Aguilar	368,600	200,000	(1)	(1)
Richard J. Berman	414,675	225,000	(1)	(1)
Brent M. Davies	368,600	200,000	(1)	(1)
Kay Kapoor	368,600	200,000	(1)	(1)
James A. Marks	368,600	200,000	(1)	(1)
Each associate of any director, executive officer or nominee	—	—	(1)	(1)
Each other person who received or is to receive 5% of awards	—	—	(1)	(1)
All employees, including all current officers who are not executive officers, as a group	—	—	(1)	(1)

____________

(1)      Awards granted under the Amended 2020 Plan to our executive officers, other employees and directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2020 Plan. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers, other employees and directors under the Amended 2020 Plan are not determinable.

(2)       Reflects the aggregate grant date fair value calculated in accordance with FASB ASC 718. Amounts reflect our accounting for these option grants and do not necessarily correspond to the actual values that may be realized by the recipient of the option grant. The grant date fair values of these option grants were calculated at the grant date using the Black-Scholes option pricing model. The assumptions used for the valuations are set forth in Note 14 — Share-Based Compensation in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 accompanying this Proxy Statement. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

Vote Required

The affirmative vote of the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to approve this Proposal 2. Abstentions will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.

The Board Of Directors Recommends
A Vote “For” The Equity Incentive Plan Proposal.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition and Structure; Director Independence

Our business and affairs are managed under the direction of our board of directors, which is currently comprised of seven members. The term of office for each director will be until his or her successor is elected at our next annual meeting or his or her death, resignation or removal, whichever is earliest to occur.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors and director nominees will provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Our board of directors expects a culture of ethical business conduct, and encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our company and our stockholders. Should it be determined that a member of our board of directors is unable to effectively act in the best interests of our stockholders, such member would be encouraged to resign.

Board Leadership Structure

Our amended and restated bylaws and our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Daniel L. Hodges currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Hodge’s key responsibilities will include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Committees of our Board of Directors

The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees reports to our board of directors as they deem appropriate and as our board may request. Each committee of our board of directors has a committee charter that will set out the mandate of such committee, including the responsibilities of the chair of such

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee is responsible for, among other matters:

•        appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

•        overseeing our independent registered public accounting firm’s qualifications, independence and performance;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

•         reviewing and approving related person transactions.

Our audit committee consists of three of our directors, Richard J. Berman, Brent M. Davies and James A. Marks, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Mr. Davies serves as chairman of our audit committee. Our board of directors has determined that Mr. Davies qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The written charter for our audit committee is available on our corporate website at www.COMSovereign.com. The information on our website is not part of this Proxy Statement.

Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with our management. Our audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, our audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accountants firm’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our audit committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit Committee,

Brent M. Davies, Chair

Richard J. Berman

James A. Marks

Compensation Committee

The compensation committee is responsible for, among other matters:

•        reviewing key employee compensation goals, policies, plans and programs;

•        reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

•        producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

•        reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•        administering our stock plans and other incentive compensation plans.

Our compensation committee consists of three of our directors, Messrs. Berman and Davies and Ms. Kapoor, each of whom meets the definition of “independent director” under the rules of Nasdaq and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. Mr. Berman serves as chairman of our compensation committee. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at www.COMSovereign.com. The information on our website is not part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other matters:

•        determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

•        identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•        overseeing the organization of our board of directors to discharge our board’s duties and responsibilities properly and efficiently;

•        reviewing the committee structure of the board of directors and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

•        identifying best practices and recommending corporate governance principles; and

•        developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Our nominating and corporate governance committee consists of three of our directors, Messrs. Berman, Davies and Marks, each of whom meets the definition of “independent director” under the rules of Nasdaq. Mr. Marks serves as chairman of our nominating and corporate governance committee. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at www.COMSovereign.com. The information on our website is not part of this Proxy Statement.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Gender Diversity Policy

Our board of directors is committed to nominating the best individuals to fulfill director and executive roles. Our board has not adopted policies relating to the identification and nomination of women directors and executives and as it does not believe that it is necessary in the case of our company to have such written policies at this time. Our board of directors believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. We have not adopted a target regarding women on our board or regarding women in executive officer positions as our board believes that such arbitrary targets are not appropriate for our company. We currently have one woman director on our board and one woman holding an executive position within our company.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Stockholder Communications with the Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with our board of directors or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to: General Counsel and Secretary of COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254. These communications will be reviewed by the General Counsel and Secretary of COMSovereign, who will determine whether the communication is appropriate for presentation to our board of directors or the relevant director. The purpose of this screening is to allow our board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to our audit committee that relate to questionable accounting or auditing matters will be promptly and directly forwarded to our audit committee.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.      to our knowledge, except as included in the biographical information included herein with respect to our executive officers and directors, any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.      being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.      being the subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.      being the subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.COMSovereign.com by clicking on “Investors.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this Proxy Statement.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

Executive Officers

The following table sets forth the names and ages of our executive officers and the positions held by each. Our board of directors elects our executive officers annually by majority vote.

Name	Age	Positions and Offices
Daniel L. Hodges	55	Chairman of the Board and Chief Executive Officer
John E. Howell	51	President and Director
Martin R. Wade III	71	Chief Financial Officer
Dustin McIntire, Ph.D.	47	Chief Technology Officer
Harold “Bud” Patterson	59	Chief Operating Officer
Brian M. Kelly	53	Executive Vice President for Business Development
Kevin M. Sherlock	59	General Counsel and Secretary

Executive Officers who are not Directors

The following sets forth certain information about the experience and attributes of our executive officers who are not directors:

Martin R. Wade III was appointed our Chief Financial Officer in February 2021. Mr. Wade has spent 40 years advising senior management and boards of directors on more than 200 business strategy, acquisition, divestiture and restructuring projects. Since 2007, Mr. Wade has been a Partner in Residence with Catalyst Acquisition Group, an investment firm focusing on the acquisition and restructuring of distressed companies in the United States and internationally. Since 2007, Mr. Wade also has been Chairman and Chief Executive Officer of Broadcaster, Inc., a company engaged in the internet service provider and applications businesses; since July 2019, Mr. Wade has been Chairman and Chief Executive Officer of VITA Mobile Systems, Inc. (OTC:VMSI), a technology company focusing on digital imaging in mobile devices, collection of big data and development of artificial intelligence; since September 2019, Mr. Wade has been Chairman and Chief Executive Officer of Madice.com., an ecommerce distributor of hemp-based CBD products; since October 2020, Mr. Wade has been Chairman and Chief Executive Officer of FOX Automotive USA, Inc., an electric vehicle manufacturer; and from August 2017 to January 2019, Mr. Wade was interim Chief Executive Officer of Payless Shoesource, Inc., a discount footwear retailer. Payless Shoesource, Inc. filed for Chapter 11 bankruptcy protection in February 2019. Since 2010, Mr. Wade has also been a director of MNG Enterprises, Inc., a company that owns media properties such as The Denver Post, San Jose Mercury News, Orange County Register and the Boston Herald. In addition, since October 2020, Mr. Wade has been a director of Oyster Enterprises Acquisition Corp. (NASDAQ: OSTRU), a special purpose acquisition company. From 2001 to August 2020, Mr. Wade was a director of Pyxus International, Inc., formerly known as Alliance One International, LLC. (OTC: PYYX), an international leaf tobacco storage, sales and distribution company that filed for Chapter 11 bankruptcy protection in June 2020. Mr. Wade’s career includes holding senior-level positions with investment banking firms, including Lehman Brothers and Salomon Brothers, and serving as National Head of Investment Banking at Price Waterhouse LLP. Mr. Wade graduated from West Virginia University in 1971 with a B.S. in Business Administration and was commissioned as a 2nd Lt. in the U.S. Air Force. In 1975, Mr. Wade was honorably discharged from the USAF holding the rank of Captain. Mr. Wade also received an MBA degree from the University of Wyoming in 1975.

Dustin McIntire, Ph.D. was appointed our Chief Technology Officer upon the closing of our acquisition of COMSovereign in November 2019. Dr. McIntire is an electrical design engineer with more than 20 years of experience designing hardware and software for embedded and consumer electronics, wireless communications systems, and the Internet of Things. Additionally, he has an acute broad area expertise over several technological fields and is a skilled technologist and systems architect with a history of successfully leading projects and teams from concept through production utilizing extensive background in computer architecture, low power circuits, embedded software, and communications protocols. He possesses a sharp ability to architect, design, fabricate, and manufacture successful products from concept to high volume production. Examples include co-founding of a cloud-based SaaS company providing IoT services, hosting hundreds of thousands of devices for multiple Fortune 500 companies, and developing a scalable edge computing system to perform distributed tracking using multimodal sensing assets. Companies he has led as either Chief Technologist, Chief Technology Officer or Chief Executive Officer include Tranzeo Wireless Technologies, Inc., Arrayent, Inc., Prodeo Systems, Inc. and Silver-Bullet Technology, Inc. He holds a B.S. from Stanford, and M.S. and Ph.D. degrees in Electrical Engineering from UCLA.

Harold “Bud” Patterson was appointed our Chief Operating Officer in February 2021. Mr. Patterson has over 30 years of operational and engineering experience in the development of wireless communications systems and semiconductors. He most recently served as Chief Operating Officer of our Silver Bullet Technology subsidiary, where he has been employed since 2009 and where he led an expert team in successfully delivering commercial products and government projects while managing on-shore and off-shore manufacturing resources to build low and high-volume products, including management of export restricted materials. Mr. Patterson has a unique interdisciplinary skill set and holistic approach to the design-for-manufacturing process, which results in manufacturable products on tight engineering schedules. Recent commercial successes include the design through production delivery of an embedded IoT platform for the automotive telematics market. Government successes include delivery of software defined radio platforms for multiple DARPA STO programs. Previous roles and companies include Vice President of Operations at Coretex, and Vice President Engineering at Tranzeo Wireless, Sensoria Corporation and Accelerix, as well as senior engineering management roles at MOSAID Technologies, Rockwell Semiconductor Systems and Brooktree Corporation. Mr. Patterson holds a B.S. in Chemical Engineering from Michigan State University and graduated from the Leadership and Management Program at the University of California San Diego.

Brian M. Kelly was appointed our Executive Vice President for Business Development in connection with our acquisition of RVision Inc. (“RVision”) on April 1, 2021. Mr. Kelly has over 25 years of executive operational experience in the development and manufacturing of Electro-Optical camera systems and senior executive management experience in the defense industry. He had been the Chief Executive Officer of RVision since 2005 and has been the Chief Executive Officer and President of Industrial Security Alliance Partners, Inc., a holding company for technology-based research and manufacturing companies that sell primarily to the defense industry (“ISAP”), since he founded ISAP in 1996. At ISAP, he led an expert team of optical and electrical engineers in the development of the first modular based thermal camera systems. Mr. Kelly also has deep knowledge of the surveillance and physical security sector. Throughout his career, Mr. Kelly has initiated the development of mid- to long-range infrared cameras, including integrated electro-optic systems in support of many domestic and international intelligence surveillance and reconnaissance (ISR) initiatives.

Kevin M. Sherlock was appointed our General Counsel and Secretary in January 2020. Prior to joining our company, Mr. Sherlock was a partner in the law firm of Heurlin & Sherlock, PC, in Tucson, Arizona, which he co-founded in 2008 and where he focused primarily on business litigation, securities arbitration, and security clearance matters. While in the private practice of law, Mr. Sherlock also gained considerable experience in corporate structures and mergers and acquisition work. Mr. Sherlock is licensed to practice law in Washington D.C., Florida and Arizona. Mr. Sherlock earned a Bachelor of Science degree in Multinational Business Operations from Florida State University and a Juris Doctorate from Georgetown University Law Center.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 28, 2021 by:

•        each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 28, 2021. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 70,757,378 shares of our common stock outstanding as of April 28, 2021. Unless otherwise noted below, the address of the persons listed on the table is c/o COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(%)(1)
Named Executive Officers and Directors
Daniel L. Hodges(2)	8,214,140	11.6%
John E. Howell(3)	8,594,903	12.1
Harold “Bud” Patterson	8,334	*
Dr. Dustin McIntire(4)	1,487,097	2.1
Brian M. Kelly(5)	1,009,058	1.4
Kevin M. Sherlock(6)	195,233	*
Martin R. Wade, III	—	—
David Aguilar(7)	197,132	*
Richard J. Berman(8)	470,907	*
Brent M. Davies(9)	556,622	*
Kay Kapoor(10)	66,667	*
James A. Marks(11)	318,688	*

Other 5% Shareholders
Dr. Phillip Frost(12)	4,561,607	6.4

Executive Officers and Directors as a Group (11 persons)	25,680,388	36.3

____________

*        less than 1%.

(1)      The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on April 28, 2021. On April 28, 2021, there were 70,757,378 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of April 28, 2021. Common stock options and derivative securities held by other stockholders are disregarded in this calculation.

Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)      Includes 7,471,025 shares held directly by Mr. Hodges, of which 66,666 shares are restricted share awards, 24,575 shares of common stock held by Mr. Hodges’s spouse, 501,400 shares held by Medusa Scientific LLC, 28,566 shares held by The Hodges Foundation, and 188,574 held by TM Technologies, Inc. Mr. Hodges has voting and dispositive control over the shares held by Medusa Scientific LLC, The Hodges Foundation, and TM Technologies, Inc. Mr. Hodges has current voting control over all 66,666 restricted share awards.

(3)      Includes 125,744 shares held directly by Mr. Howell, of which 66,666 shares are restricted share awards, 100,000 shares held by M. Howell’s father, 8,366,667 shares held by New Bunker Hill LLC, and 2,492 shares held by Prometheus Partners Holdings LLC. Mr. Howell has voting and dispositive control over the shares held by New Bunker Hill LLC and Prometheus Partners Holdings LLC. Mr. Howell has current voting control over all 66,666 restricted share awards.

(4)      Includes 33,333 shares of restricted share awards and 63,334 shares issuable upon the exercise of outstanding warrants held by Mr. McIntire. Mr. McIntire has current voting control over all 33,333 restricted share awards.

(5)      Represents 1,009,058 shares held by Industrial Security Alliance Partners, Inc., over which Mr. Kelly has voting and dispositive control.

(6)      Represents 195,233 shares held by the Kevin M. Sherlock Revocable Trust, of which 33,333 shares are restricted share awards. Mr. Sherlock has voting and dispositive control over the shares held by the trust. Mr. Sherlock has current voting control over all 33,333 restricted shares awards.

(7)      Represents (i) 16,667 shares of common stock owned of record by the David V. Aguilar Traditional IRA, (ii) 60,464 shares of common stock owned of record by Global Security and Innovative Strategies, LLC (“GSIS”), (iii) 86,667 shares of common stock underlying options that are exercisable by Mr. Aguilar, and (iv) 33,334 shares of common stock underlying options that are exercisable by GSIS. Mr. Aguilar is a partner in GSIS and has voting input regarding the shares held by GSIS. The address of GSIS is 1401 H Street NW, Suite 875, Washington, DC 20005.

(8)      Includes 33,333 shares of restricted share awards and 42,776 shares of common stock underlying warrants that are exercisable by Mr. Berman. Mr. Berman has current voting control over all 33,333 restricted share awards.

(9)      Includes 33,333 shares of restricted share awards. Mr. Davies has current voting control over all 33,333 restricted share awards. Also includes 4,748 shares held by Dasepi LLC. While Mr. Davies has no ownership interest in Dasepi LLC, he has voting and dispositive control over the shares held by Dasepi LLC.

(10)    Includes 66,667 shares of restricted share awards. Ms. Kapoor has current voting control over all 66,667 restricted share awards.

(11)    Represents 318,688 shares held by Spidernet, Inc., of which 33,333 shares are restricted share awards. Mr. Marks has voting and dispositive control over the shares held by Spidernet, Inc. Mr. Marks has current voting control over all 33,333 restricted share awards.

(12)    As reported on a Schedule 13G filed by Dr. Phillip Frost on March 2, 2021, represents (i) 820,834 shares owned of record by Mr. Frost, (ii) 1,343,580 shares owned of record by Frost Nevada Investment Trust and (iii) 2,397,193 shares owned of record by Frost Gamma Investments Trust. Mr. Frost has voting and dispositive control over the shares held by Frost Nevada Investment Trust and Frost Gamma Investments Trust. The address of Mr. Frost, Frost Nevada Investment Trust and Frost Gamma Investments Trust is 4400 Biscayne Boulevard, 15th Floor, Miami, FL 33137.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners of our capital stock were complied with.

Executive Compensation

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The compensation of our named executive officers is generally determined and approved by the Compensation Committee of our Board.

Elements of Our Executive Compensation and Benefits Programs

Base Salary

The Compensation Committee considers what salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments only when necessary based on individual and Company performance. We provide a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance. In addition, salary is based on experience, industry knowledge, duties and scope of responsibility as well as the competitive market for talent.

Incentive Compensation

Equity awards under the Company’s 2020 Incentive Plan (as defined below), are a vital piece of our total compensation package. Equity awards are intended to compensate named executive officers for sustained long-term performance, align the interests of our named executive officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms. Levels, mix and frequency of awards are determined by the Compensation Committee, and are designed to reflect each recipient’s level of responsibility and performance.

Other Compensation

In 2020, we provided each of our named executive officers with health insurance coverage, the payments for which are reflected in the table below.

Summary Compensation Table

The following table provides for the fiscal years indicated below certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as our principal executive officer at any time during fiscal 2020 and our four other most highly-compensated officers in fiscal 2020. These individuals are referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	All Other Compensation ($)(7)	Total ($)
Daniel L. Hodges(1)	2020	$150,000	$—	$81,996	$15,000	$246,996
Chairman and Chief Executive Officer	2019	173,096	—	6,833	14,500	194,429
John E. Howell(2)	2020	150,000	—	81,996	15,000	246,996
President	2019	173,096	—	6,833	14,500	194,429
Dr. Dustin McIntire(3)	2020	150,000	—	81,996	15,000	246,996
Chief Technology Officer	2019	163,562	—	6,833	11,500	181,895
Brian T. Mihelich(4)	2020	150,000	—	81,996	15,000	246,996
Chief Financial Officer	2019	—	—	—	—	—
Kevin M. Sherlock(5)	2020	150,000	—	81,996	15,000	246,996
General Counsel	2019	—	—	—	—	—

____________

(1)      Daniel L. Hodges was elected to our board of directors and was appointed our Chairman and Chief Executive Officer on November 27, 2019 in connection with the consummation of our acquisition of COMSovereign Corp. As an incentive to commence employment with us as Chief Executive Officer, in December 2019, we issued to Mr. Hodges a restricted stock award of 100,000 shares of common stock, which shares shall vest annually in arrears in three equal instalments on the first, second and third anniversaries of employment. The 2019 salary of Mr. Hodges reflected in this table includes the salary in the amount of $159,781 payable to Mr. Hodges by COMSovereign Corp. for the period from January 10, 2019 (inception) to November 27, 2019 in his capacity as Chairman and Chief Executive Officer of COMSovereign Corp. and $13,315 that was payable by our company for the period November 28, 2019 to December 31, 2019, of which $3,000 was paid. As of December 31, 2020, $143,750 was accrued for payroll and payroll related expenses for Mr. Hodges, which amount has since been paid.

(2)      John E. Howell was appointed our President on November 27, 2019 in connection with the consummation of our acquisition of COMSovereign Corp. As an incentive to commence employment with us as President, in December 2019, we issued to Mr. Howell a restricted stock award of 100,000 shares of common stock, which shares shall vest annually in arrears in three equal instalments on the first, second and third anniversaries of employment. The 2019 salary of Mr. Howell reflected in this table includes the salary in the amount of $159,781 payable to Mr. Howell by COMSovereign Corp. for the period from January 10, 2019 (inception) to November 27, 2019 in his capacity as President of COMSovereign Corp. and $13,315 that was payable by our company for the period November 28, 2019 to December 31, 2019, of which $3,000 was paid. As of December 31, 2020, $130,250 was accrued for payroll and payroll related expenses for Mr. Howell, which amount has since been paid.

(3)      Dr. Dustin McIntire was appointed our Chief Technology Officer on November 27, 2019 in connection with consummation of our acquisition of COMSovereign Corp. As an incentive to commence employment with us as Chief Technology Officer, in December 2019, we issued to Dr. McIntire a restricted stock award of 66,667 shares of common stock, which shares shall vest annually in arrears in two equal instalments on the first and second anniversaries of employment. The 2019 salary of Dr. McIntire reflected in this table includes the salary in the amount of $150,685 payable to Dr. McIntire by COMSovereign Corp. for the period from January 10, 2019 (inception) to November 27, 2019 in his capacity as Chief Technology Officer of COMSovereign Corp, and $12,877 that was payable by our company for the period November 28, 2019 to December 31, 2019, of which $3,000 was paid. As of December 31, 2020, $131,250 was accrued for payroll and payroll related expenses for Dr. McIntire, which amount has since been paid.

(4)     Brian T. Mihelich was appointed our Chief Financial Officer on January 1, 2020 and resigned from such position on February 23, 2021. As an incentive to commence employment with us as Chief Financial Officer, we issued to Mr. Mihelich a restricted stock award of 66,667 shares of common stock, which shares shall vest annually in arrears in two equal instalments on the first and second anniversaries of employment. As of December 31, 2020, $90,385 was accrued for payroll and payroll related expenses for Mr. Mihelich, which amount has since been paid.

(5)      Kevin M. Sherlock was appointed our General Counsel on January 1, 2020. As an incentive to commence employment with us as General Counsel, we issued to Mr. Sherlock a restricted stock award of 66,667 shares of common stock, which shares shall vest annually in arrears in two equal instalments on the first and second anniversaries of employment. As of December 31, 2020, $131,250 was accrued for payroll and payroll related expenses for Mr. Sherlock, which amount has since been paid.

(6)      Amounts shown in the “Stock Awards” column reflect the aggregate grant date fair value calculated in accordance with FASB ASC 718 for the respective fiscal year with respect to shares of restricted stock and immediately vested shares granted to our named executive officers. Amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of shares of restricted stock and immediately vested shares were determined as of the grant date using the closing bid price of our common stock on the grant date. The assumptions used for the valuations are set forth in Note 12 — Shareholders’ Equity in the Notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 accompanying this Proxy Statement. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. See the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement and related notes for information with respect to equity awards made prior to fiscal 2020.

(7)      Reflects amounts paid for health insurance coverage.

Employment Contracts and Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with our executive officers as follows:

Executive	Title	Date of Agreement	Initial Term of Agreement
Daniel L. Hodges	Chief Executive Officer	December 2,2019	Four Years
John E Howell	President	December 2, 2019	Four Years
Martin R. Wade III	Chief Financial Officer	February 19, 2021	One Year
Harold “Bud” Patterson	Chief Operating Officer	February 20, 2019*	Three Years
Brian M. Kelly	Executive Vice President for Business Development	April 1, 2021	Three Years
Kevin M. Sherlock	General Counsel and Secretary	January 2, 2020	Three Years

____________

(*)      Agreement is with our subsidiary, Silver Bullet Technology, Inc.

Unless earlier terminated, at the end of the initial term, each agreement automatically renews for additional an additional one-year term until cancelled.

The following is a summary of the current compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary
Daniel L. Hodges	Chairman and Chief Executive Officer	$250,000
John E. Howell	President	250,000
Martin R. Wade III	Chief Financial Officer	225,000
Dr. Dustin McIntire	Chief Technology Officer	225,000
Harold “Bud” Patterson	Chief Operating Officer	225,000
Brian M. Kelly	Executive Vice President for Business Development	225,000
Kevin M. Sherlock	General Counsel and Secretary	225,000

As an incentive to commence employment with us, pursuant to such agreements, we issued to each of Messrs. Hodges and Howell a restricted stock award of 100,000 shares of common stock, and to each of Dr. McIntire and Mr. Sherlock a restricted stock award of 66,667 shares of common stock, which shares shall vest annually in arrears. In the case of Messrs. Hodges and Howell, the restricted stock awards will vest in three equal instalments on the first, second and third anniversaries of employment. In the case of Dr. McIntire and Mr. Sherlock, the restricted stock awards will vest in two equal instalments on the first and second anniversaries of employment.

Each executive officer is also eligible to receive an employee incentive stock option grant each year during the term, as determined by the Compensation Committee of our board of directors, with a strike price equal to that of the other corporate officers and directors under that current year’s approved option grants. The executives shall have no rights to any portions of any option grant until the vesting of such grant, which shall be on the same vesting terms as the options granted to our other officers and directors.

Under each of these employment agreements, the executive will be entitled to severance in the event we terminate his employment without Cause (as defined in the employment agreement), or he resigns from his employment for Good Reason (as defined in the employment agreement). The severance amount for each executive would be (i) his pro rata base salary through the date of termination, and (ii) a severance amount that ranges from three months’ to 12 months’ salary.

In connection with the execution of his employment agreement, each executive also executed our standard employee agreements containing customary confidentiality restrictions and work-product provisions, as well as customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2020 Equity compensation plan approved by security holders	875,169	0.68	2,458,165
Equity compensation plans not approved by security holders	3,448,719	1.79	—
Total	4,323,888	$1.57	2,479,519

Equity Incentive Plans

2020 Long-Term Incentive Plan.    On April 22, 2020, our board of directors adopted our 2020 Long-Term Incentive Plan (the “2020 Plan”) to provide an additional means to attract, motivate, retain and reward selected employees and other eligible persons. Our stockholders approved the plan on or about May 6, 2020. Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2020 Plan. A description of the 2020 Plan and our proposed amendment to the 2020 Plan is set forth above under “Proposal Two — Proposed Amendment to the 2020 Long-Term Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2020.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (g)	Market Value of Shares or Units of Stock that have not Vested (h)
Daniel H. Hodges
Restricted Stock Grant	—	$—	—	66,667	$166,000

John F. Howell
Restricted Stock Grant	—	—	—	66,667	166,000

Dr. Dustin McIntire
Restricted Stock Grant	—	—	—	33,334	83,000

Brian T. Mihelich
Restricted Stock Grant	—	—	—	33,334	83,000

Kevin M. Sherlock
Restricted Stock Grant	—	—	—	33,334	83,000

DIRECTOR COMPENSATION

General

The following discussion describes the significant elements of the expected compensation program for members of the board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align their compensation with the long-term interests of our shareholders. Directors who are also executive officers (each, an “Excluded Director”) will not be entitled to receive any compensation for his or her service as a director, committee member or Chair of our board of directors or of any committee of our board of directors.

Director Compensation

Our non-employee director compensation program is designed to attract and retain qualified individuals to serve on our board of directors. Our board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements. In consideration for serving on our board of directors, each director (other than Excluded Directors) will be paid an annual retainer. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors.

Following the consummation of our acquisition of COMSovereign Corp. in November 2019, our board of directors approved the following 2020 director compensation program for the non-employee members of our board of directors.

Cash Compensation.    Under such program, we paid each non-employee director a cash fee, payable quarterly, of $25,000 per year for service on our board of directors.

Committee Fees.    If a non-employee director was designated to participate on a committee of our board of directors as either a chairperson or non-chairperson member, such director was entitled to compensation in addition to the quarterly cash fee in accordance with the following table:

	Chair	Member
Audit Committee	$3,000/qtr	$1,500/qtr
Compensation Committee	$2,000/qtr	$1,500/qtr
Nominating and Governance Committee	$2,000/qtr	$1,500/qtr

Equity Awards.    Each non-employee director also received a one-time initial restricted stock award of 66,667 shares of our common stock, which shares would vest in arrears in two equal tranches on the first and second anniversaries of service on our Board. Each non-employee director was also eligible to receive grants of stock options, each in an amount designated by the Compensation Committee of our board of directors, from any equity compensation plan approved by the Compensation Committee of our Board.

In addition to such compensation, we reimbursed each non-employee director for all pre-approved expenses within 30 days of receiving satisfactory written documentation setting out the expense actually incurred by such director. These include reasonable transportation and lodging costs incurred for attendance at any meeting of our Board.

The following table sets forth the director compensation we paid in the year ended December 31, 2020, excluding compensation to the Excluded Directors, which is set forth in the summary compensation table of our executive officers above.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total ($)
David Aguilar(2)	$25,000	$—	$25,000
Richard J. Berman(3)	45,000	81,996	126,996
Brent M. Davies(4)	49,000	81,996	130,996
James A. Marks(5)	45,000	81,996	126,996
Total:	$164,000	$245,988	$409,988

____________

(1)      The amounts reflected for Stock Awards in the table above represent the dollar amount recognized for financial statement reporting purposes with respect to the fair value of securities granted in accordance with ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be realized upon exercise.

(2)      On January 9, 2017, Mr. Aguilar was elected to our board of directors for a term of two years and, pursuant to the terms of a Director Agreement with Global Security Innovative Strategies, LLC, an affiliate of Mr. Aguilar, was paid an annual fee of $24,000 and was awarded stock options to purchase 33,334 shares of our common stock with an exercise price of $8.70 per share. In 2019, Mr. Aguilar was reappointed for another two-year term through January 2, 2021 at the same annual fee of $24,000. Effective September 4, 2019 Mr. Aguilar annual fee was increased to $120,000. Mr. Aguilar was granted a restricted stock award of 33,334 shares of our common stock, which shares vested on November 27, 2019. We recognized a $65,000 expense in 2019 related to such restricted stock grant.

(3)      Mr. Berman was appointed to our board of directors in connection with our acquisition of COMSovereign Corp. on November 27, 2019. In connection with his appointment to our board of directors, Mr. Berman was granted a restricted stock award of 66,667 shares of our common stock, which shares will vest in two equal tranches on the first and second anniversaries of his service on our board of directors. We recognized a $81,996 expense in 2020 related to such restricted stock grant.

(4)      Mr. Davies was appointed to our board of directors in connection with the our acquisition of COMSovereign Corp. on November 27, 2019. In connection with his appointment to our board of directors, Mr. Davies was granted a restricted stock award of 66,667 shares of our common stock, which shares will vest in two equal tranches on the first and second anniversaries of his service on our board of directors. We recognized a $81,996 expense in 2020 related to such restricted stock grant.

(5)      Mr. Marks was appointed to our board of directors in connection with the our acquisition of COMSovereign Corp. on November 27, 2019. In connection with his appointment to our board of directors, Mr. Marks was granted a restricted stock award of 66,667 shares of our common stock, which shares will vest in two equal tranches on the first and second anniversaries of his service on our board of directors. We recognized a $81,996 expense in 2020 related to such restricted stock grant.

On April 1, 2021, the Compensation Committee of our Board adopted a 2021 director compensation program for the non-employee members of our board of directors to provide each non-employee member of our Board a cash fee for fiscal 2021 of $65,000 ($75,000 for Mr. Berman as lead independent director) and an award of five-year nonqualified stock options to purchase 200,000 shares (225,000 shares for Mr. Berman) of our common stock at a purchase price of $2.75 per share, of which 50% of such options will vest on April 1, 2022 and 50% of such options will vest on April 1, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

•        any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•        any person who beneficially owns more than 5% of our common stock;

•        any immediate family member of any of the foregoing; or

•        any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In April 2020, our board of directors adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which we describe above, the only related party transactions to which we were a party during the year ended December 31, 2020, since January 1, 2021, or any currently proposed related party transaction, are as follows.

Global Security Innovative Strategies, LLC

On November 10, 2017, we entered into an agreement with GSIS, an entity controlled by David Aguilar, a director of our company, whereby GSIS provides business development support and general consulting services for sales opportunities with U.S. government agencies and other identified prospects and consulting support services for our role and activities as part of the Security Center of Excellence in Orlando, Florida. The agreement was for a period of six months beginning on November 1, 2017. We agreed to pay GSIS a fee of $10,000 per month and to evaluate the fee after 90 days. On September 26, 2018, we amended the agreement to extend the period of service through September 2019 at the same monthly fee with automatic monthly extensions thereafter. We also agreed to issue to GSIS stock options to purchase 33,334 shares of our common stock, which were immediately vested, had a strike price of $3.00 and terminate on September 26, 2022. We also agreed to pay the expenses of GSIS incurred in connection with the performance of its duties under the agreement. Either party may terminate or renew the agreement at any time, for any reason or no reason, upon at least 30 days’ notice to the other party. The outstanding balance owed to GSIS as of December 31, 2020 was $30,000.

TM Technologies, Inc. Relationships

Daniel L. Hodges, our Chairman and Chief Executive Officer, is also the founder, Chairman and Chief Executive Officer of TM Technologies, Inc. (“TM”), the licensee of proprietary TM/OFDM modulation technology owned by an affiliate of Mr. Hodges. Mr. Hodges also controls TM by virtue of his ownership or control of a majority of the capital stock of TM. Kevin Sherlock, our General Counsel, is also a member of the board of directors of TM.

During 2019, TM made loans to our DragonWave subsidiary in the aggregate principal amount of $1,292,953 to emplace the modulation technology within DragonWave’s Harmony line of radios. These loans bore interest at 5% per annum and matured on December 31, 2020. Interest and principal were due at maturity. On October 1, 2020, TM and we agreed to convert these loans and all accrued interest thereon to common stock at a conversion price of $7.50 per share.

In August 2020, TM granted to us a development and use license to the intellectual property relating to its modulation technology for use in our products, including for DragonWave’s use in its microwave backhaul radios. The license is for an initial term of five years, is exclusive for a period of six months and is automatically renewable for subsequent two-year renewal terms until it is terminated in accordance with its terms. We are authorized to use the licensed technology throughout the world but the license excludes sales to the U.S. federal government or its agencies or representatives for the benefit of the U.S. government. We paid no cash consideration to TM upon the execution of this licensing agreement, but are obligated to pay TM a single-digit royalty on our gross profits from the sale or license of products incorporating or using the licensed technology and, commencing on the third anniversary of the date of the license agreement, a minimum annual royalty. Management believes the terms of such agreement are typical within our industry.

Daniel Hodges Agreement

On August 5, 2019, Mr. Hodges and his wife loaned DragonWave $200,000 at an interest rate of 5.0% per annum with a maturity date of December 31, 2020. On December 31, 2020, Mr. Hodges extended the maturity date of such loan to March 31, 2021. Interest was payable monthly while the full principal balance was due at maturity. This loan was repaid in full in February 2021.

2020 Debt Securities and Warrants

In connection with our acquisition of Virtual Network Communications, Inc., on July 2, 2020, we sold an aggregate of 29 units to accredited investors, including 19 units to Dr. Dustin McIntire, our Chief Technology Officer, for a purchase price of $100,000 per unit, or $1,900,000 in the aggregate. Each unit consisted of a 9% senior convertible debenture in the principal amount of $100,000 and warrants to purchase 3,334 shares of our common stock. The debentures bore interest at the rate of 9% per annum, matured on September 30, 2020 and were convertible into shares of our common stock at a conversion price of $3.00 per share, subject to adjustment. The warrants are exercisable to purchase shares of our common stock at an exercise price of $3.00 per share, subject to adjustment, and expire on January 26, 2023. On August 19, 2020, Dr. McIntire converted the full principal amount of such debentures and accrued interest into 640,360 shares of our common stock.

Between November 4, 2020 and November 24, 2020, we borrowed an aggregate of $550,000 from accredited investors and issued to such investors promissory notes evidencing such loans. The principal amounts of the notes were between $50,000 and $100,000. The loans bore interest at a rate of 15% and had maturity dates between January 31, 2021 and February 23, 2021. As additional consideration for such loans, Daniel L. Hodges, our Chairman and Chief Executive Officer, guaranteed the notes and transferred to such investors an aggregate of 38,334 shares of common stock.

Between October 15, 2020 and December 28, 2020, we borrowed an aggregate of $600,000 from Dr. Dustin McIntire, our Chief Technology Officer, and issued promissory notes evidencing such loans. The principal amounts of the notes were between $100,000 and $350,000, and such notes bore interest at 10% per annum and are due between January 14, 2021 and March 28, 2021. The aggregate principal amount of these notes was fully repaid in February 2021.

Between November 13, 2020 and December 24, 2020, we borrowed an aggregate of $160,000 from Richard J. Berman, a member of our board of directors, and issued promissory notes evidencing such loans. The principal amounts of the notes were between $40,000 and $120,000, and such notes bore interest at 8% per annum and were due between February 12, 2021 and March 23, 2021. On January 26, 2021, these promissory notes, and all accrued interest thereon, were canceled in exchange for 42,776 shares of our common stock and warrants to purchase 42,776 shares of our common stock at an exercise price of $4.50 per share.

Principal Accountant Fees And Services

The following table summarizes the aggregate fees billed to the Company by Haskell & White LLP for the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit fees(1)	$622,426	$210,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	56,876	—
Total	$679,302	$210,000

____________

(1)      Audit fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of the Company, review of the interim condensed consolidated financial statements included in quarterly reports.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of the Company and are not reported under “Audit fees.” For the periods indicated these fees primarily related to miscellaneous professional services.

(3)      Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. For the periods indicated these services included assistance regarding federal and state tax compliance and consultations regarding various income tax issues.

(4)      All other fees for the fiscal year ended December 31, 2020 related to the comfort letters required for the public offering we completed in January 2021.

During the fiscal year ended December 31, 2020, approximately 90% of the total hours expended on our financial audit by Haskell & White LLP were provided by Haskell & White LLP’s full-time permanent employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or our company. Direct your written request to the attention of the General Counsel and Secretary of COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254 or call us at (469) 930-2661. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Kevin M. Sherlock
Kevin M. Sherlock
General Counsel and Secretary

May 3, 2021

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: General Counsel and Secretary of COMSovereign Holding Corp., 5000 Quorum Drive, Suite 400, Dallas, Texas 75254.

APPENDIX 1

COMSOVEREIGN HOLDING CORP.

2020 LONG-TERM INCENTIVE PLAN

* * * * *

1.    Purpose. The purpose of the COMSovereign Holding Corp. 2020 Long-Term Incentive Plan (the “Plan”) is to further and promote the interests of COMSovereign Holding Corp. (the “Company”), its Subsidiaries and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, directors and consultants, or those who will become employees, directors or consultants, and to align the interests of those individuals and the Company’s stockholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees, directors and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

2.    Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1    “Award” means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

2.2    “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 of the Plan in connection with the granting of an Award.

2.3    “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4    “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5    “Committee” means the Compensation Committee of the Board (or such other committee of the Board as may be established to administer the Plan, as described in Section 3 of the Plan), or if no such committee has been appointed or established, the Board.

2.6    “Common Stock” means the Common Stock, par value $0.001 per share, of the Company, or any security of the Company issued by the Company in substitution or exchange therefor.

2.7    “Company” means COMSovereign Holding Corp., a Nevada corporation, or any successor entity to COMSovereign Holding Corp.

2.8    “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9    “Fair Market Value” means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on a public exchange for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on an exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons.

2.10    “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.11    “Non-Employee Director” means a director serving on the Board who is a “non-employee director” within the meaning of SEC Rule 16b-3(b)(3).

2.12    “Non-Qualified Stock Option” means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

Appendix 1-1

2.13    “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.14    “Performance Units” means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

2.15    “Plan” means the COMSovereign Holding Corp. 2020 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.16    “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

2.17    “Stock Appreciation Right” means an Award described in Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

2.18    “Subsidiary(ies)” means any corporation (other than the Company), trust, partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting shares, partnership, beneficial or membership interests in one of the other entities in such chain.

3.    Administration.

3.1    The Committee. The Plan shall be administered by the Committee. Subject to the last sentence of this Section 3.1, the Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board who are Non-Employee Directors. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee. In the event that the Board has not appointed the Committee, then the Board shall have all the powers of the Committee under the Plan.

3.2    Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act.

3.3    Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

Appendix 1-2

4.    Term of Plan/Common Stock Subject to Plan.

4.1    Term. Unless terminated earlier by the Board, the Plan shall terminate on May 1, 2030, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2    Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 13.2 of the Plan, shall not exceed 8,333,334 shares; all of which may be issued pursuant to the exercise of Incentive Stock Options. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3    Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

5.    Eligibility. Individuals eligible for Awards under the Plan shall consist of employees, directors and consultants, or those who will become employees, directors or consultants, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary. Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Company.

6.    Stock Options.

6.1    Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the “Stock Option(s)”). All Stock Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time or if a Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2    Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a “10% Stockholder”).

6.3    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option; provided, further, however, that, in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall

Appendix 1-3

not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant. This Section 6.3 shall not apply to a Stock Option granted pursuant to the assumption of, or substitution for, another security in a manner that complies with section 424(a) of the Code (whether or not the Stock Option is an Incentive Stock Option).

6.4    Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Stockholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

6.5    Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary’s designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price (and applicable tax withholding) in cash, by certified check, bank draft, or money order payable to the order of the Company, or, if permitted by the Committee in its sole discretion, by delivery of shares of Common Stock satisfying such requirements as the Committee shall establish, or through such other mechanism as the Committee shall permit, in its sole discretion. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

6.6    Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

6.7    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

7.    Stock Appreciation Rights.

7.1    Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2    Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

7.3    Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

7.4    Date of Exercisability. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

7.5    Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

Appendix 1-4

7.6    Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

8.    Restricted Shares.

8.1    Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the COMSovereign Holding Corp. 2020 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and COMSovereign Holding Corp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of COMSovereign Holding Corp. COMSovereign Holding Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. COMSovereign Holding Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

8.2    Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment or service with the Company for any reason or for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

8.3    Restriction Period. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

8.4    Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant, provided that the removal of such legend is permitted by applicable federal and state securities laws.

Appendix 1-5

8.5    Stockholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a stockholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

9.    Performance Units.

9.1    Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

9.2    Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

9.3    Grants. Performance Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

9.4    Performance Goals and Performance Periods. Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total stockholder return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

9.5    Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

10.    Other Provisions.

10.1    Performance-Based Awards. Performance Units, Restricted Shares, and other Awards subject to performance criteria shall be paid solely on account of the attainment of one or more pre-established performance goals. Until otherwise determined by the Committee, the performance goals shall be the attainment of pre-established levels of any of net income, market price per share, earnings per share, return on equity, return on capital employed and/or cash flow, regulatory approval of products, strategic alliances and joint ventures and patent issuances.

11.    Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for

Appendix 1-6

Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

12.    Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

13.    Changes in Capitalization and Other Matters.

13.1    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any subsidiary, as a result of any such action.

13.2    Recapitalization Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

13.3    Mergers. If the Company enters into or is involved in any merger, reorganization, recapitalization, sale of all or substantially all of the Company’s assets, liquidation, or business combination with any person or entity (such merger, reorganization, recapitalization, sale of all or substantially all of the Company’s assets, liquidation, or business combination to be referred to herein as a “Merger Event”), the Board may take such action as it deems appropriate, including, but not limited to, replacing such Stock Options with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant’s Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights.  In the case of any Stock Option or Stock Appreciation

Appendix 1-7

Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Merger Event, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor.

Upon receipt by any affected Participant of any such substitute stock options, stock appreciation rights (or payment) as a result of any such Merger Event, such Participant’s affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

14.    Amendment, Suspension and Termination.

14.1    In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, without the consent of such Participant, (y) increase the number of shares available for Awards pursuant to Section 4.2, or (z) change the performance criteria listed in Section 10.1, without stockholder approval; provided, however, that the Board may amend the Plan, without the consent of any Participants, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to the Plan to cause certain Awards not to be subject to Code Section 409A.

14.2    Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant; provided, however, that the Committee may amend an Award without the consent of the Participant, in any way it deems appropriate to satisfy Code Section 409A and any regulations or other authority promulgated thereunder, including any amendment to or modification of such Award to cause such Award not to be subject to Code Section 409A.

15.    Miscellaneous.

15.1    Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

15.2    No Right to Employment or Continuing Relationship. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee, director, or consultant of the Company or any Subsidiary any right to continued employment, directorship, or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment, directorship, or consulting relationship of any employee, director, or consultant at any time for any reason, even if such termination adversely affects such Participant’s Awards.

Appendix 1-8

15.3    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

15.4    Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

15.5    Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

15.6    Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

15.7    Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

15.8    Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be

Appendix 1-9

the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.9    Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

15.10    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

15.11    Code Section 409A. This Plan and all Awards hereunder are intended to comply with the requirements of Code Section 409A and any regulations or other authority promulgated thereunder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Board and the Committee reserve the right (without the consent of any Participant and without any obligation to do so or to indemnify any Participant or the beneficiaries of any Participant for any failure to do so) to amend this Plan and/or any Award Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Code Section 409A after the date hereof without violating Code Section 409A. In the event that any payment or benefit made hereunder would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Code Section 409A and, at the time of a Participant‘s “separation from service”, such Participant is a “specified employee” within the meaning of Code Section 409A, then any such payments or benefits shall be delayed until the six-month anniversary of the date of such Participant’s “separation from service”. Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Code Section 409A.

15.12    Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

15.13    Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company’s stockholders in accordance with Section 422 of the Code. If such stockholder approval is not obtained, the Plan and any awards granted under the Plan shall be null and void and of no force and effect.

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Appendix 1-10

IN WITNESS WHEREOF, this Plan, as amended, is adopted by the Company on this 25th day of February, 2021.

COMSOVEREIGN HOLDING CORP.
By:	/s/ Daniel L. Hodges.
Name:	Daniel L. Hodges
Title:	Chief Executive Officer

Appendix 1-11

COMSOVEREIGN HOLDING CORP 500 QUORUM DRIVE SUITE 400 DALLAS, TX 75254 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/24/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COMS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/24/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # →0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors: All nominees will be elected for a one-year term that will expire at the 2022 Annual Meeting of Stockholders. Nominees To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) Daniel L. Hodges 02) John E. Howell 03) David Aguilar 04) Richard J. Berman 05) Brent M. Davies 06) Kay Kapoor 07) James A. Marks The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve an amendment to the Company’s 2020 Long-Term Incentive Plan, or the 2020 Plan, to increase the number of shares of common stock authorized for issuance under the 2020 Plan by 5,000,000 shares. We refer to this Proposal as the “Equity Incentive Plan Proposal” or “Proposal 2.” NOTE: Such other business as may properly come before the Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000514605_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com COMSOVEREIGN HOLDING CORP Annual Meeting of Stockholders June 25, 2021 3:30 PM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel L. Hodges and Kevin M. Sherlock, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COMSOVEREIGN HOLDING CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 PM, Eastern Time on June 25, 2021, virtually via the Internet at: www.virtualshareholdermeeting.com/COMS2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000514605_2 R1.0.0.177